EXHIBIT 99.5

AMENDMENT TO
STOCK ACQUISITION AGREEMENT

This Amendment to the Stock Acquisition Agreement (the “Amendment”) is entered into the      day of December, 2003, by and among RAM TRADING, LTD., a Cayman Islands exempt company (“Purchaser”), LANCER OFFSHORE, INC., a British Virgin Islands company (“Lancer Offshore”) and LANCER PARTNERS, L.P., a Connecticut limited partnership (“Lancer Partners”)(together with Lancer Offshore, the “Sellers,” each a “Seller.”).  Capitalized terms that are not defined and used herein shall have the respective meanings set forth in the Agreement (as defined below).

WHEREAS, Purchaser and Sellers are parties to that certain Stock Acquisition Agreement, dated December 16, 2003 (the “Agreement”), pursuant to which Purchaser agreed to purchase and Sellers agreed to sell the Lancer Offshore Shares and the Lancer Partner Shares in accordance with the terms and conditions contained therein;

WHEREAS, under the Agreement, Lancer Offshore agreed to sell 13,347,672 shares of CSR common stock and 103,500.07 shares of CSR Series B preferred stock to Purchaser and Lancer Partners agreed to sell 750,000 shares of CSR common stock to Purchaser;

WHEREAS, the parties have agreed to modify the number of shares of CSR common stock being sold by each of the Sellers under the Agreement to reflect that Lancer Offshore will sell 13,440,853 shares of CSR common stock and Lancer Partners will sell 656,819 shares of CSR common stock; and

WHEREAS, the parties have agreed to amend and revise the Agreement to reflect the foregoing.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Amendment to the Agreement.

(a)                                  The third recital contained on page 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, Lancer Offshore desires to sell 13,440,853 shares of CSR common stock represented by stock certificate No. 0354 and 103,500.07 shares of CSR Series B preferred stock represented by stock certificate No. B-8, representing 24,642.87 shares of CSR Series B preferred stock, and stock certificate No. B-010, representing 78,857.2 shares of CSR Series B preferred stock, and Lancer Partners desires to sell 656,819 shares of CSR common stock represented by stock certificate No. 0355, representing 416,666 shares of CSR common stock, and stock certificate No. 0356, representing 333,334 shares of CSR common stock (collectively, the “Shares”), to Purchaser, and Purchaser desires to acquire from Lancer Offshore and Lancer Partners (Lancer Offshore and Lancer Partners are collectively referred to as “Sellers” and each as a “Seller”), all of each Seller’s right, title and interest in and to the Shares held as of the execution and delivery of this Agreement;

(b)                                 The definition of “Bankruptcy Order” contained in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“‘Bankruptcy Order’ means an order or orders of the U.S. Bankruptcy Court in form and substance satisfactory to Purchaser and Sellers (A) authorizing, among other things, (i) the execution and delivery of this Agreement and the Amendment to this Agreement; (ii) the sale by

Lancer Partners of the Lancer Partners Shares to Purchaser in accordance with the terms and conditions of this Agreement, the Amendment to this Agreement and the execution of related stock powers, (iii) the vesting in Purchaser of title to the Lancer Partner Shares, pursuant to Section 363 of the Bankruptcy Code, free and clear of all Claims and interests, and (iv) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Partners is a party, the consummation of the transactions Lancer Partners contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Shares and (B) acknowledging that Purchaser is simultaneously purchasing the Lancer Offshore Shares, that provides that any rights and claims of Lancer Partners to the Lancer Offshore Shares are limited to the proceeds of the sale of the Lancer Offshore Shares, and that further provides that Lancer Partners shall have no claims as against Purchaser with respect to the Lancer Offshore Shares or its purchase thereof.”

(c)                                  The definition of “District Court Order” contained in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“‘District Court Order’ means an order or orders of the U.S. District Court in form and substance satisfactory to Purchaser and Sellers (A) authorizing, among other things, (i) the execution and delivery by Lancer Offshore of this Agreement and the Amendment to this Agreement, (ii) the sale by Lancer Offshore of the Lancer Offshore Shares to Purchaser in accordance with the terms and conditions of this Agreement, the Amendment to this Agreement and the execution of related stock powers, (iii) the vesting in Purchaser of title to the Lancer Offshore Shares, free and clear of all Claims and interests, and (iv) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Offshore is a party, the consummation of the transactions Lancer Offshore contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Shares and (B) acknowledging that Purchaser is simultaneously purchasing the Lancer Partners Shares, that provides that any rights and claims of Lancer Offshore to the Lancer Partners Shares are limited to the proceeds of the sale of the Lancer Partners Shares, and that further provides that Lancer Offshore shall have no claims as against Purchaser with respect to the Lancer Partners Shares or its purchase thereof.”

(d)                                 The definition of “Outside Closing Date” contained in Section 1.01 of the Agreement entitled is hereby deleted in its entirety and replaced with the following:

“‘Outside Closing Date’ shall mean March 1, 2004; provided, however, that, if the Bankruptcy Order and the District Court Order have been entered on or before March 1, 2004 and the Bankruptcy Order is a Final Order that is no longer subject to any appeal, but the District Court Order is not a Final Order that is no longer subject to appeal, then the Outside Closing Date shall be the earlier of March 29, 2004 and (ii) five business days after the District Court Order becomes a Final Order that is no longer subject to any appeal.”

(e)                                  The definition of “Remaining Shares” contained in Section 1.01 of the Agreement entitled is hereby deleted in its entirety and replaced with the following:

“‘Remaining Shares’ means the 1,906,819 shares of CSR common stock held by Lancer Offshore and the 93,181 shares of CSR common stock held by Lancer Partners that are not being sold to Purchaser pursuant to this Agreement or otherwise.”

(f)                                    Subsection (b) of Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b)                           Notwithstanding anything contained in this Agreement to the contrary, the parties expressly acknowledge and agree that each of the Sellers shall retain all of its assets, properties and rights other than the Shares, including, with respect to Lancer Offshore, the Remaining Shares held by Lancer Offshore, and with respect to Lancer Partners, the Remaining Shares held by Lancer Partners.”

(g)                                 Subsection (a) of Section 5.03 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)                            Lancer Partners shall use best efforts to, on an expeditious basis, file with the U.S. Bankruptcy Court a motion or motions, in form and substance reasonably acceptable to Purchaser and Sellers, seeking entry of the Bankruptcy Order (A) approving, among other things, (i) the execution and delivery by Lancer Partners of this Agreement and the Amendment to this Agreement, (ii) the sale by Lancer Partners of the Lancer Partners Shares to Purchaser in accordance with the terms and conditions of this Agreement, the Amendment to this Agreement and the execution of related stock powers, (iii) the vesting in Purchaser of title to the Lancer Partners Shares, pursuant to Section 363 of the Bankruptcy Code, free and clear of all Claims and interests, (iv) the requirement that additional offers or bids be made for the purchase and sale of the Lancer Partners Shares upon identical terms, conditions and provisions as contained in this Agreement, except for a higher purchase price, and (v) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Partners is a party, the consummation of the transactions Lancer Partners contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Shares and (B) acknowledging that Purchaser is simultaneously purchasing the Lancer Offshore Shares, that provides that any rights and claims of Lancer Partners to the Lancer Offshore Shares are limited to the proceeds of the sale of the Lancer Offshore Shares, and that further provides that Lancer Partners shall have no claims as against Purchaser with respect to the Lancer Offshore Shares or its purchase thereof.”

(h)                                 Subsection (a) of Section 5.04 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)                            Lancer Offshore shall use best efforts to, on an expeditious basis, file a motion or motions with the U.S. District Court seeking entry of the District Court Order (A) approving, among other things, (i) the execution and delivery by Lancer Offshore of this Agreement and the Amendment to this Agreement, (ii) the sale by Lancer Offshore of the Lancer Offshore Shares to Purchaser in accordance with the terms and conditions of this Agreement, the Amendment to this Agreement and the execution of related stock powers, (iii) the vesting in Purchaser of title to the Lancer Offshore Shares, free and clear of all Claims and interests, and (iv) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Offshore is a party, the consummation of the transactions Lancer Offshore contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Shares and (B) acknowledging that Purchaser is simultaneously purchasing the Lancer Partners Shares, that provides that any rights and claims of Lancer Offshore to the Lancer Partners Shares are limited to the proceeds of the sale of the Lancer Partners Shares, and that further provides that Lancer Offshore shall have no claims as against Purchaser with respect to the Lancer Partners Shares or its purchase thereof.”

(i)                                     Section 5.06 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 5.06. Sellers Lock-Up. Prior to the Closing, each of the Sellers will agree to substantially similar lock-up provisions and restrictions, regarding the Remaining Shares, that are agreed to by other existing holders of greater than 500,000 shares of common stock of CSR in connection with the Private Placement (the “Lock-Up Restrictions”); provided, that any such Lock-Up Restrictions imposed upon the Sellers shall expire no later than 12 months following the closing of such Private Placement, and provided further, that, any such Lock-Up Restrictions imposed upon the Sellers shall be waived to the fullest extent also waived from time to time for any such holder of CSR’s common stock.”

(j)                                     Subsection (h) of Section 6.03 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(h)                           If the Private Placement shall have been consummated, Sellers shall have been granted in connection therewith, certain registration rights with respect to the Remaining Shares to the maximum extent granted to any other purchaser participating in the Private Placement.”

(k)                                  Subsection (i) of Section 6.04 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i)                               Each of the Sellers shall have entered into the Lock-Up restrictions as contemplated by Section 5.06.”

(l)                                     Subsection (j) of Section 6.04 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(j)                               The Private Placement shall have been consummated (it being understood that for the purposes of this Section 6.04(j), the Private Placement shall be deemed consummated if it is closed or otherwise consummated in escrow with the sole condition to the release of the proceeds from such Private Placement from escrow being the Closing under this Agreement) and with respect to the Remaining Shares, Sellers shall have been granted certain registration rights to the extent granted to other purchasers participating in the Private Placement as contemplated in Section 6.03(i).”

2.                                       Purchaser represents and warrants to each of the Sellers that it has the requisite corporate power and authority to execute and deliver this Amendment.

3.                                       Each of the Sellers jointly and severally represents and warrants to the Purchaser that each of the Sellers has the requisite power and authority to execute and deliver this Amendment.

4.                                       All references to “this Agreement” or “the Agreement” in the Agreement shall mean the Agreement as amended by this Amendment.

5.                                       Except as amended hereby, the Agreement is reconfirmed in all respects and remains in full force and effect.

6.                                       This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida, without references to choice of law principles.  Any disputes relating to or arising under this Amendment shall be considered proceedings ancillary to the receivership action styled Securities and

Exchange Commission v. Lauer et al., Case No. 03-80612-CIV-ZLOCH (the “Receivership Action”), currently pending before the U.S. District Court.  The U.S. District Court presiding over the Receivership Action shall have original and exclusive jurisdiction over any such disputes.  The parties hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Amendment to the exclusive jurisdiction of the U.S. District Court and waives any and all objections to such jurisdiction or venue that it may have under the laws of any state or country, including, without limitation, any argument that jurisdiction, situs and/or venue are inconvenient or otherwise improper.  The parties further agree that process may be served upon it in any manner authorized under the laws of the United States or Florida, and waives any objections that it otherwise have to such process.

6.                                       This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Execution of this Amendment may be made by facsimile signature which, for all purposes, shall be deemed an original signature.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

RAM TRADING, LTD.

By:	/s/ James S. Park
Name: James S. Park
Title: VP Ritchie Capital Management LLC, Investment Advisor to RAM Trading, Ltd.

LANCER OFFSHORE, INC.

By:	/s/ Marty Steinberg
Name: Marty Steinberg
Title: Receiver for Lancer Offshore, Inc.

LANCER PARTNERS, L.P.

By:	Lancer Management Group II, LLC, its General Partner

By:	/s/ Marty Steinberg
Name: Marty Steinberg
Title: Receiver for Lancer Management Group II, LLC